Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of ChromaDex Corporation of our report dated March 31, 2010, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
September 15, 2010